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                                                                       EXHIBIT C

                                  May 13, 1999


Unisource Worldwide, Inc.
1100 Cassatt Road
P.O. Box 3000-0935
Berwyn, PA 19312


                           Confidentiality Agreement
                           -------------------------

Ladies/Gentlemen:

     In order to evaluate a possible transaction (the "Proposed Transaction") between Unisource Worldwide Inc. (the "Disclosing Party") and Georgia-Pacific Corporation (the "Receiving Party"), the Disclosing Party may disclose and deliver to the Receiving Party, upon execution and delivery of this letter agreement, certain information regarding its properties, employees, finances, businesses, operations, assets and financial affairs. All such information furnished by the Disclosing Party or its Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information". The term Proprietary Information shall include, without limitation, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information concerning the Disclosing Party, its respective affiliates and subsidiaries, whether prepared by such party or others, and any summaries or other documents created by either party or others which refer to, relate to, discuss, constitute, or embody all or any portion of the Proprietary Information. The term Proprietary Information shall not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party or its Representatives,
(c) is independently developed by the Receiving Party without violation of this letter agreement or (d) becomes available to the Receiving Party on a non-confidential basis from a person other than the Disclosing Party or its Representatives who is not, to the Receiving Party's knowledge based on reasonable
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inquiry, otherwise bound by a confidentiality agreement with the Disclosing
Party or any of its Representatives, or is otherwise not, to the Receiving Party's knowledge based on reasonable inquiry, under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party. As used in this letter agreement, the term "Representatives" means with respect to any person: (a) the directors of such person and those of its officers and employees (including officers and employees of its subsidiaries) who need to know the Proprietary Information for the purposes of evaluating or negotiating the Proposed Transaction and (b) those attorneys, advisors, accountants, underwriters, lenders and consultants of such person who are not officers or employees of such person who need to know the Proprietary Information for purposes of evaluating or negotiating the Proposed Transaction, and who agree to keep such information confidential in accordance with the terms of this letter agreement. The Receiving Party agrees to be responsible for any breach of this letter agreement by its Representatives.

     Subject to the immediately-succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees:

     (a) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than its Representatives who are actively and directly participating in the evaluation of the Proposed Transaction;

     (b) not to use Proprietary Information for any purpose other than in connection with its evaluation of the Proposed Transaction or the consummation of the Proposed Transaction; and

     (c) except as required by law or pursuant to the rules of, or a listing agreement with, any national securities exchange, not to disclose to any person (other than those of its Representatives who are actively and directly participating in the evaluation of the Proposed Transaction) any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto, the status thereof or the fact that Proprietary Information has been made available to the Receiving Party or its Representatives.

     In the event that the Receiving Party is requested pursuant to, or required by, applicable law, regulation or stock exchange rule, or by legal or regulatory process, to disclose any Proprietary Information or any other information concerning the Proposed Transaction, the Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in

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order to enable the Disclosing Party to seek an appropriate protective order or other remedy and to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process or to waive compliance, in whole or in part, with the terms of this letter agreement. In any such event, the Receiving Party will, upon the request of the Disclosing Party, use its reasonable commercial best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment and shall furnish only that portion of the Proprietary Information which it is advised by counsel is legally required.

     The Receiving Party also agrees that for a period of twenty-four months from the date of this letter agreement, neither it nor any of its controlled affiliates will, without the prior written consent of the Disclosing Party:

     (a) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Disclosing Party, or any subsidiary thereof, or of any successor to, or person in control of, the Disclosing Party, or any assets of the Disclosing Party, or any subsidiary or division thereof, or of any such successor or controlling person other than immaterial asset purchases in the ordinary course of business and acquisitions of securities in the ordinary course for investment purposes by pension funds;

     (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Disclosing Party;

     (c) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

     (d) otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of the Disclosing Party.

The Receiving Party covenants and agrees that, during such period, unless and until such party shall have been specifically invited in writing by the Disclosing Party, it will not, and will cause each of its affiliates not to, directly or indirectly, (x) solicit, seek or offer to effect, negotiate with or provide any information to any

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party with respect to, or (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the Disclosing Party, to any director or officer of the Disclosing Party or to any shareholder of the Disclosing Party, or otherwise make any public announcement or proposal or offer whatsoever with respect to (i) any form of business combination or transaction involving the Disclosing Party or any affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Disclosing Party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Disclosing Party or any affiliate thereof, (iii) any request to waive or terminate the provisions of this letter agreement or (iv) any proposal or other statement with respect to the Disclosing Party inconsistent with the terms of this letter agreement, or instigate or encourage any third party to do any of the foregoing.

     The Receiving Party acknowledges that Proprietary Information provided by the Disclosing Party is and at all times remains, the sole and exclusive property of the Disclosing Party, and the Disclosing Party has the exclusive right, title and interest to such Proprietary Information. No right or license, by implication or otherwise, is granted by the Disclosing Party as a result of disclosure of Proprietary Information under this letter agreement.

     The Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives make any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information and that the Receiving Party also agrees that it shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to it in any final agreement relating to the Proposed Transaction subject to the terms and conditions of such agreement. The Receiving Party agrees that neither the Disclosing Party nor any of its directors, officers or Representatives shall have any liability to the Receiving Party or any of its Representatives relating to or arising from the use of any Proprietary Information by the Receiving Party or its Representatives or for any errors therein or omissions therefrom except to the extent liabilities may be created under any definitive agreement executed by the parties.

     This letter agreement binds the parties only with respect to the matters expressly set forth herein and neither party is bound or committed to negotiate or consummate the Proposed Transaction unless and until a definitive agreement on such matters has been executed and delivered on behalf of both parties by their duly-authorized officers.

     If either party hereto determines that it does not wish to proceed with the Proposed Transaction, it will promptly advise the other party of that decision. In

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such case or if the Proposed Transaction is not consummated by the Disclosing
Party and the Receiving Party, the Receiving Party will promptly return to the Disclosing Party all copies of Proprietary Information provided by the Disclosing Party in its possession or in the possession of any of its Representatives and will not retain any copies or other reproductions, in whole or in part, of such material. All other documents, memoranda, notes, summaries, analyses, extracts, compilations, studies or other material whatsoever prepared by the Receiving Party or any of its Representatives based on the Proprietary Information will be destroyed and such destruction will be certified in writing to the Disclosing Party by an authorized officer supervising such destruction.

     Each party is aware, and will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

     The Disclosing Party agrees that, if it delivers the notice referred to in
Section 8.3(a)(iii) of the Agreement and Plan of Merger dated as of February 28, 1999 (the "UGI Agreement") among the Disclosing Party, UGI Corporation ("UGI") and Vulcan Acquisition Corp. with respect to a Superior Proposal (as defined in the UGI Agreement) made by a party other than the Receiving Party, the Disclosing Party will issue a press release regarding the delivery of such notice. The Disclosing Party further agrees that it will not enter into a binding written agreement with respect to the Superior Proposal made by such other party until at least two business days after issuance of the press release referred to above.

     It is understood that the covenants of this letter agreement and the Proprietary Information disclosed are special, unique and of extraordinary character. The Disclosing Party may be irreparably harmed by a breach of this letter agreement, and the use of the Proprietary Information for the business purposes of any person other than the Disclosing Party may enable such person to compete unfairly with the Disclosing Party. In the event that the Receiving Party or its Representatives shall have knowledge of any breach of the confidentiality of, or the misappropriation of, any of the Proprietary Information, the Receiving Party shall promptly give notice thereof to the Disclosing Party. Without prejudice to the rights and remedies otherwise available to the Disclosing Party, the Disclosing Party shall be entitled to equitable relief by way of injunction or otherwise if the Receiving Party or any of its Representatives breach or threaten to breach any of the provisions of this letter agreement.

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     It is further understood and agreed that no failure or delay by the
Disclosing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in, and to be performed in, that state. This letter agreement shall not be assignable except by operation of law to a successor by merger; provided, however, that such successor shall be bound by all of the terms of this letter agreement.

     The Disclosing Party (i) represents and warrants that this letter agreement contains terms and conditions no more restrictive to the Receiving Party than those contained in the Confidentiality Agreement, dated January 20, 1999, between the Disclosing Party and UGI and (ii) agrees that if the Disclosing Party enters into a confidentiality agreement with any party relating to a possible Acquisition Proposal (as defined in the UGI Agreement) and containing terms and conditions that are less restrictive to the receiving party thereunder than those contained in this letter agreement, the Disclosing Party shall promptly provide written notice to the Receiving Party specifying in detail the content of those less restrictive terms and conditions, in which event this letter agreement shall be deemed automatically amended to include such less restrictive terms and conditions.

     This letter agreement and the Confidentiality Agreement (the "Other Letter Agreement") dated as of the date hereof between the Receiving Party and the Disclosing Party pursuant to which the Receiving Party will provide information to the Disclosing Party in order to permit the Disclosing Party to evaluate the Proposed Transaction contain the entire agreement between the Disclosing Party and the Receiving Party concerning the subject matter hereof and thereof, and no modification of this letter agreement or the Other Letter Agreement or waiver of the terms and conditions hereof or thereof shall be binding upon the Disclosing Party or the Receiving Party, unless approved in writing by each of the parties hereto.

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     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                    GEORGIA-PACIFIC CORPORATION


                    By: /s/ James F. Kelley
                        -----------------------------------------------------
                        Name:  James F. Kelley
                        Title: Senior Vice President and General Counsel

ACCEPTED AND AGREED as of
the date first written above:

UNISOURCE WORLDWIDE, INC.


By:  /s/ Thomas A. Decker
     -----------------------------------------------------
     Name:  Thomas A. Decker
     Title: Senior Vice President, General Counsel
            and Secretary

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